If filing more than one
Page 32, "X" box:
For period ending October 31, 1999

File number 811-5259


77.	A.	Is the Registrant filing
any of the following
 attachments with the current filing of Form
 N-SAR?  (ANSWER FOR ALL SERIES AS A
GROUP)		Y
			Y/N

NOTE:  If answer is "Y" (Yes),
mark those items below being
 filed as an attachment to this
form or incorporated by reference.	__
	Y/N

	B.	Accountant's report on internal control
		__
	C.	Matters submitted to a vote of security
 holders		N
	D.	Policies with respect to security
investments		N
	E.	Legal proceedings		N
	F.	Changes in security for debt	N
	G.	Defaults and arrears on
senior securities		N
	H.	Changes in control of
Registrant		N
	I.	Terms of new or amended
securities		N
	J.	Revaluation of assets or restatement of
capital share account		__
	K.	Changes in Registrant's
certifying accountant		__
	L.	Changes in accounting principles
and practices		__
	M.	Mergers		N
	N.	Actions required to be reported
pursuant to Rule 2a-7		N
	O.	Transactions effected pursuant to
Rule 10f-3		__
	P.	Information required to be
filed pursuant to existing exemptive orders
		N
Attachment Information (Cont. On Screen 39)



If filing more than one
Page 32, "X" box:
For period ending October 31, 1999

File number 811-5259


Attachment Information (Cont. from Screen 38)

77.	Q.	1.	Exhibits		N
			Y/N

		2.	Any information called for
by instructions to sub-item 77Q2		N
			Y/N

		3.	Any information called
 for by instructions to sub-item 77Q3		N
	Y/N




SCREEN NUMBER:  39

__ __ __ __ __ __ __ __ __ _
_ __ __ __ __ __ __ __ __ __ __ __ __ __ __
 __ __ __ __ __ __ __
79.	List the "811" numbers and names of
Registrant's wholly-owned investment
		company subsidiariesconsolidated
in this report.


811 Number		Subsidiary Name



If filing more than one
Page 46, "X" box:
For period ending October 31, 1999

File number 811-5259

ANNUAL SUPPLEMENT
Page 53 is to be filed only once
each year at the end of Registrant's fiscal year.

105.	Fidelity bond(s) in effect at the end
 of the period:

	A.	Insurer Name:  ICI Mutual
Insurance Co.

	B.	Second Insurer:

	C.	Aggregate face
 amount of coverage
 for Registrant on all bonds on which
			it is named as an insured
 ($000's omitted)			$50,000

106.	A.	Is the bond part of a
joint fidelity
bond(s) shared with other investment
			companies or other
 entities? 			___Y__
	Y/N

	B.	If the answer
to 106A is "Y"
(Yes), how many other investment companies or
			other entities are
covered by the
 bond? 				__72__
			NOTE:  Count each
series as a
 separate investment company.

107.	A.	Does the mandatory
coverage of the
fidelity bond have a deductible? _N___
	   Y/N

	B.	If the answer to 107A
is "Y"
 (Yes), what is the amount of the
deductible? $__

108.	A.	Were any claims with
respect to this Registrant filed under the bond during
			the period?

			 _N___
	     Y/N

	B.	If the answer to 108A is "Y"
 (Yes), what was the total amount of such
			claim(s)?	$_____

109.	A.	Were any losses incurred with
respect to this Registrant that could have been
			filed as a claim under the
fidelity bond but were not?	__N___
		     Y/N

	B.	If the answer to sub-item
109A is "Y" (Yes), what was the total amount of
			such losses?
 ($000's omitted)	$_____

110.	A.	Are Registrant's
officers and
directors covered as officers and directors of
			Registrant under any
errors and omissions insurance policy owned by the
			Registrant or
anyone else?				___Y__
		Y/N

	B.	Were any claims filed
under such policy during the period with respect to
			Registrant?	___N__
	     Y/N

Global Income Fund (Investment Series) Annual NSAR